                                                                     Exhibit 4.7

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT



                           Dated as of March 30, 2000

                                      among

                NRG SOUTH CENTRAL GENERATING LLC, as the Issuer,

                   LOUISIANA GENERATING LLC, as the Subsidiary
                                   Guarantor,

                 THE CHASE MANHATTAN BANK, as the Bond Trustee,

                THE CHASE MANHATTAN BANK, as the Depositary Bank,

                                       and

                THE CHASE MANHATTAN BANK, as the Collateral Agent

                                TABLE OF CONTENTS


                                                                                   Page
                             ARTICLE 1


DEFINED TERMS: PRINCIPALS OF CONSTRUCTION                                             2

Section 1.1   Defined Terms                                                           2
Section 1.2   Principles of Construction                                              5

                             ARTICLE 2

              COLLATERAL AGENT; RELATIONS
              AMONG SECURED PARTIES                                                   5

Section 2.1   Appointment and Duties of Collateral Agent                              5
Section 2.2   Rights of Collateral Agent                                              6
Section 2.3   Lack of Reliance on the Collateral Agent                                9
Section 2.4   Indemnification; Bankruptcy                                            10
Section 2.5   Resignation or Removal of the Collateral Agent                         12
Section 2.6   Documents                                                              12
Section 2.7   Authorization                                                          13
Section 2.8   Additional Collateral Agents                                           14
Section 2.9   Power of Attorney from Secured Parties                                 16
Section 2.10  The Issuer as a Secured Party                                          17
Section 2.11  Additional Guarantors                                                  17
Section 2.12  Assignment of Rights, No Assumption of Duties                          17
Section 2.13  Miscellaneous                                                          17

                             ARTICLE 3

              DEPOSITARY BANK                                                        18

Section 3.1   Appointment of Depositary Bank, Powers and Immunities                  18
Section 3.2   Reliance by Depositary Bank                                            20
Section 3.3   Court Orders                                                           21
Section 3.4   Resignation or Removal                                                 21
Section 3.5   Expenses; Indemnification; Fees                                        22
Section 3.6   Direction to Depositary Bank                                           23
Section 3.7   Action by Depositary Bank                                              23
Section 3.8   Merger of Depositary Bank                                              23

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
                             ARTICLE 4

ADMINISTRATION OF THE COLLATERAL                                                     23

Section 4.1   Administration of the Collateral                                       23
Section 4.2   Priority of Security Interests                                         24
Section 4.3   Modification of Certain Documents                                      24

                             ARTICLE 5

EVENTS OF DEFAULT; TRIGGER EVENTS                                                    25

Section 5.1   Exercise of Rights                                                     25
Section 5.2   Actions Upon A Trigger Event                                           26
Section 5.3   Exercise of Remedies and Application of Proceeds                       26
Section 5.4   Receipt of Money or Proceeds                                           29
Section 5.5   Additional Secured Parties                                             30
Section 5.6   Event of Loss; Title Event                                             30

                             ARTICLE 6

MISCELLANEOUS                                                                        31

Section 6.1   Amendments                                                             31
Section 6.2   Assignment                                                             32
Section 6.3   Severability                                                           32
Section 6.4   Notices                                                                32
Section 6.5   Successors and Assigns                                                 33
Section 6.6   Counterparts                                                           33
Section 6.7   Governing Law; Submission to Jurisdiction; Waiver of Jury
              Trial                                                                  33
Section 6.8   No Impairments of Other Rights                                         34
Section 6.9   Headings                                                               34
Section 6.10  Termination                                                            34
Section 6.11  Entire Agreement                                                       35
Section 6.12  Execution in Lieu of Agent                                             35
Section 6.13  Conflicts with Other Security Documents                                35
Section 6.14  Scope of Duties; Limits on Liability                                   35
Section 6.15  Notice of Adverse Claim                                                35

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this "Agreement") dated as of March 30, 2000 among NRG SOUTH CENTRAL GENERATING LLC (the "Issuer"), a Delaware limited liability company, LOUISIANA GENERATING LLC (the "Subsidiary Guarantor"), a Delaware limited liability company, THE CHASE MANHATTAN BANK acting in its capacity as the bond trustee under the Indenture (together with its successors and assigns, the "Bond Trustee"), THE CHASE MANHATTAN BANK acting in its capacity as the depositary bank (together with its successors and assigns, the "Depositary Bank"), any trustees or agents under any other Finance Documents on behalf of the holders of the indebtedness or obligations evidenced by such Finance Documents and THE CHASE MANHATTAN BANK acting in its capacity as the collateral agent appointed hereunder for the Secured Parties (together with its successors and assigns, the "Collateral Agent").


                              W I T N E S S E T H:

                  WHEREAS, the Subsidiary Guarantor is acquiring the Project from Cajun;

                  WHEREAS, the Issuer is a limited liability company established for the sole purposes of (a) issuing the Bonds under the Indenture and incurring other Permitted Issuer Indebtedness, (b) owning the membership interests in the Subsidiary Guarantor and any Additional Subsidiaries or additional assets as permitted under the Indenture, (c) making a loan to the Subsidiary Guarantor pursuant to the Guarantor Loan Agreement and (d) entering into those transactions incident thereto; and

                  WHEREAS, the Issuer has simultaneously with the execution and delivery of this Agreement issued and sold the Initial Bonds pursuant to the Indenture;

                  WHEREAS, payments of the principal of, premium (if any), interest on and any other amounts due with respect to the Initial Bonds will be serviced by repayment of the Guarantor Loan and guaranteed (subject to certain limitations) by the Subsidiary Guarantor; and

                  WHEREAS, the Issuer, the Subsidiary Guarantor, the Members, the Collateral Agent for the behalf of the Secured Parties, and the Depositary Bank are entering into the other Security Documents, pursuant to which the Collateral Agent, acting on behalf of the Secured Parties, will obtain a continuing Lien on and perfected Security Interest in the Collateral;

                  WHEREAS, the Issuer and the Subsidiary Guarantor may incur additional Permitted Indebtedness which may be secured by the Collateral;

                  WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents, (b) the priority of their respective Security Interests created by the Security Documents, (c) the appointment of the Collateral Agent and (d) the appointment of the Depositary Bank.

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                    DEFINED TERMS: PRINCIPALS OF CONSTRUCTION

                  Section 1.1 Defined Terms.

                  (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meaning set forth in Appendix A to the Trust Indenture, dated as of March 30, 2000, among the Issuer, the Subsidiary Guarantor and the Bond Trustee; provided, however that to the extent a definition is incorporated herein by reference, no amendment or modification to that definition will be effective under this Agreement without the prior written consent of the Working Capital Facility Agent if such amendment or modification would adversely effect the Working Capital Facility Banks.

                  (b) The following terms shall have the following respective meanings:

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
                  "Additional Collateral Agent" shall have the meaning given to that term in Section 2.8(a).

                  "Agreement" shall mean this Agreement in its entirety.

                  "Arrearages" shall have the meaning specified in Section 5.4.

                  "Collateral Agent Claims" shall mean all obligations of the Secured Parties, the Subsidiary Guarantor and the Issuer now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Sections 2.2(e) and 2.4 and the other Finance Documents.

                  "Combined Exposure" shall mean, as of any date of calculation, the sum (calculated without duplication) of the following to the extent the same is held by or represented by a Secured Party: (i) the aggregate principal amount of all Outstanding Bonds as of the calculation date, (ii) the aggregate principal amount of all loans (if any) outstanding as of such calculation date under the Working Capital Facility and (iii) the aggregate amount of all undrawn financing commitments as of such calculation date under the Working Capital Facility which, as of such calculation date, the lenders party to the Working Capital Agreement have no right to terminate.

                  "Damages" shall have the meaning specified in Section 2.4(b).

                  "Debt Termination Date" shall mean the date on which all Finance Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Finance Commitments have been terminated.

                  "Designation Letter" shall mean any letter executed and delivered pursuant to Section 5.5 and substantially in the form of Exhibit A hereto.

                  "Designation Letter (Additional Guarantor)" shall mean any letter executed and delivered pursuant to Section 2.11 and substantially in the form of Exhibit B hereto.

                  "Event of Default" shall mean an "event of default" (or correlative term) under any Finance Document.

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
                  "Finance Commitment" shall mean any commitment pursuant to any of the Finance Documents (or any other similar agreement entered into by the Issuer, the Subsidiary Guarantor or any Additional Guarantor with respect to the incurrence of Permitted Indebtedness (other than the Bonds)) to provide credit to the Issuer, the Subsidiary Guarantor or Additional Guarantor, as the case may be.

                  "Finance Liabilities" shall mean all Indebtedness, liabilities and obligations of the Issuer, the Subsidiary Guarantor and any Additional Guarantor (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Indenture, the Bonds, the Guarantor Security Documents, any Additional Bonds, the Working Capital Facility and any other Finance Document (or any other similar agreement entered into by the Issuer, the Subsidiary Guarantor or Additional Guarantor with respect to the incurrence of Permitted Indebtedness (other than the Bonds)), to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; and also shall mean all interest owed to the Secured Parties and accrued following the commencement of a case (whether voluntary or involuntary) under the Federal Bankruptcy Code with respect to the Issuer, the Subsidiary Guarantor or Additional Guarantor.

                  "Indemnified Depositary Bank Party" shall have the meaning specified in Section 3.5.

                  "Indemnified Party" shall have the meaning specified in
Section 2.4(b).

                  "Indenture" shall mean the Trust Indenture, dated as of March 30, 2000, by and among the Issuer, the Subsidiary Guarantor and the Bond Trustee.

                  "Post-Default Rate" means the rate of interest from time to time announced by The Chase Manhattan Bank, a New York banking corporation (or such other financial institution that is at such time serving as the Collateral Agent) at its principal office in New York, New York as its prime commercial lending rate (the "Prime Rate") plus 1%. Each change in any interest rate provided for herein or in the Security Documents based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "Required Secured Parties" shall mean, at any time, at least 33 1/3% of the Combined Exposure in the case of a payment default and at least 66 2/3% of the Combined Exposure in the case of any other default or any other action required to be taken hereunder.

                  "Security Interest" shall mean any perfected and enforceable Lien on the Collateral granted to the Collateral Agent pursuant to the requirements of any applicable Finance Document.

                  "Trigger Event" shall mean 67% of the Combined Exposure shall have been declared to be, or shall automatically have become, due and payable (and shall not have been rescinded) under the Finance Documents, and the Collateral Agent shall have, upon the written direction from the Required Secured Parties, declared such event to be a Trigger Event.

                  "Trigger Event Date" shall have the meaning set forth in
Section 5.3(a).

                  Section 1.2 Principles of Construction. For all purposes of this Agreement, the principles of construction set forth in Section 1.1 of the Indenture shall apply.


                                    ARTICLE 2

                           COLLATERAL AGENT; RELATIONS
                              AMONG SECURED PARTIES

                  Section 2.1 Appointment and Duties of Collateral Agent. (a) Each of the Secured Parties hereby designates and appoints The Chase Manhattan Bank to act as the Collateral Agent under this Agreement and the other Finance Documents to which the Collateral Agent is a party, and each of the Secured Parties hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Agreement and the other Finance Documents to which the Collateral Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Finance Documents to which the Collateral Agent is a party, together with such other powers as are reasonably incidental thereto. The execution of this Agreement by the Collateral Agent shall be deemed an acceptance by the Collateral Agent of the

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appointment made under this Section 2.1 and an agreement to act as agent on behalf of the Secured Parties. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Finance Documents to which the Collateral Agent is a party, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the other Finance Documents to which the Collateral Agent is a party, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into this Agreement or any other Finance Document to which the Collateral Agent is a party or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any other Finance Document to which the Collateral Agent is a party, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct. The Collateral Agent shall not be obligated to expend or risk its own assets or property in connection with its administration of this Agreement or its appointment hereunder.

                  (b) Notwithstanding anything to the contrary in this Agreement or any other Finance Document to which the Collateral Agent is a party, the Collateral Agent shall not exercise any rights or remedies under this Agreement (except as set forth in the proviso to Section 5.2(b)) or any other Finance Document to which the Collateral Agent is a party or give any consent under this Agreement or any other Finance Document to which the Collateral Agent is a party or enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement or any other Finance Document to which the Collateral Agent is a party unless it shall have been directed to do so in writing by the Required Secured Parties; provided, however, that the Collateral Agent shall consent to the release of Collateral contemplated by the Finance Documents, and shall enter into any amendments, waivers or supplements with respect to the Finance Document to which the Collateral Agent is a party to the extent not inconsistent with the provisions of the other Finance Documents and which would not result in a Material Adverse Effect (as evidenced by an Officer's Certificate signed by an Authorized Officer of the Issuer).

                  Section 2.2 Rights of Collateral Agent. (a) The Collateral Agent may execute any of its duties under this Agreement or any other Finance Document to which the Collateral Agent is a party by or through agents, custodians, nominees or attorneys-in-fact. The Collateral Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

                  (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Finance Document to which the Collateral Agent is a party (except for its gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Issuer, the Subsidiary Guarantor or any Additional Guarantor contained in this Agreement or any other Finance Document to which the Collateral Agent is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Finance Document to which the Collateral Agent is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Finance Document to which the Collateral Agent is a party or for any failure of the Issuer, the Subsidiary Guarantor or any Additional Guarantor to perform their respective obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Finance Document to which the Collateral Agent is a party, or to inspect the properties, books or records of the Issuer, the Subsidiary Guarantor or any Additional Guarantor.

                  (c) The Collateral Agent and its employees, agents, attorneys-in-fact, and affiliates shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice or statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Secured Parties, the Collateral Agent shall be fully protected in relying on a certificate of any Secured Party, signed by an Authorized Officer of such Secured Party, setting forth the amount owed by the Issuer, the Subsidiary Guarantor or any Additional Guarantor, to such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an Authorized Officer of such Person and shall state specifically the Finance Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Finance Document to

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which the Collateral Agent is a party (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Finance Documents, (ii) if such action is not specifically provided for in this Agreement or such other Finance Document, it shall not have received any such advice or concurrence of the Required Secured Parties as it deems appropriate or, (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or such other Finance Document, it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Bond Trustee (in its individual capacity), the Collateral Agent (in its individual capacity), the Depositary Bank (in its individual capacity) or any other agent or trustee under any of the Finance Documents (in its individual capacity)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Finance Document to which the Collateral Agent is a party in accordance with a written request of the Required Secured Parties (to the extent that the Required Secured Parties are expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

                  (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default or Trigger Event unless and until an Authorized Officer of the Collateral Agent has received a written notice or a certificate from any Secured Party, the Issuer, the Subsidiary Guarantor or any Additional Guarantor stating that an Event of Default or Trigger Event has occurred and describing such event. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default or Trigger Event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. In the event that the Collateral Agent receives such a notice of or certificate regarding the occurrence of any Trigger Event or Event of Default, the Collateral Agent shall give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Trigger Event as so requested pursuant to Sections 5.1, 5.2 and 5.3 hereof. The agreements in this Section shall survive the payment or satisfaction in full of the Finance Liabilities and the resignation or removal of the Collateral Agent or the termination of this Agreement.

                  (e) The Issuer shall pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents (including the Depositary Bank) which the Collateral Agent may incur in connection with (i) the acceptance or administration of this Agreement and the other Finance Documents to which the Collateral Agent is a party, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the other Secured Parties hereunder or under the other Finance Documents to which the Collateral Agent is a party or (iv) the failure by the Issuer, the Subsidiary Guarantor or any Additional Guarantor to perform or observe any of the provisions hereof or of any of the other Finance Documents to which the Collateral Agent is a party.

                  (f) Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall be under no obligation to take any action pursuant to any request or direction of any party hereto if it shall receive conflicting instructions from another party hereto; provided that the Collateral Agent shall inform such parties of the conflict.

                  (g) The Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent pursuant to this Agreement or in any other Finance Document.

                  Section 2.3 Lack of Reliance on the Collateral Agent. Each of the other Secured Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Issuer, the Subsidiary Guarantor or any Additional Guarantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any other Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Project, the Issuer, the Subsidiary Guarantor and any Additional Guarantor. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project, the Issuer, the Subsidiary Guarantor and any Additional Guarantor. Except for notices, reports and other documents expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Project, the Issuer, the Subsidiary Guarantor or any Additional Guarantor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

                  Section 2.4 Indemnification; Bankruptcy. (a) The other Secured Parties severally agree to indemnify the Collateral Agent and its agents, officers, directors, representatives and attorneys-in-fact, including, but not limited to, the Depositary Bank, each in its capacity as such (to the extent not reimbursed by the Issuer, the Subsidiary Guarantor or any Additional Guarantor and without limiting the obligation of the Issuer, the Subsidiary Guarantor or any Additional Guarantor to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Finance Documents to which the Collateral Agent is a party, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including, but not limited to, any claim that the Collateral Agent is the owner or operator of any of the Project and liable as such pursuant to any Environmental Laws); provided that the other Secured Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct.

                  (b) Without limiting the obligations of the Issuer, the Subsidiary Guarantor and any Additional Guarantor under any other Finance Document, the Issuer, the Subsidiary Guarantor and each Additional Guarantor jointly and severally indemnify the Collateral Agent and each other Secured Party and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents, officers, directors, representatives and servants (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively "Damages") of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of any Transaction Document, the Collateral or any other documents or transactions in connection with or relating thereto (including, without limitation, Damages in connection with the presence, release or threatened release of Environmentally Regulated Materials at, on, under, to or from the Project or any disposal sites to which wastes from the Project have been taken), unless due to the gross negligence or willful misconduct of such Indemnified Party. The Issuer and the Subsidiary Guarantor further shall, upon demand by any Indemnified Party, jointly and severally pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under any of the Transaction Documents, including reasonable fees and expenses of counsel (including local counsel).

                  (c) The Secured Parties hereby agree that, except upon the written consent of the Required Secured Parties, (i) no Secured Party shall authorize the Issuer, the Subsidiary Guarantor or any Additional Guarantor (A) to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Subsidiary Guarantor or the Additional Guarantor, as the case may be, under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Subsidiary Guarantor or the Additional Guarantor or (B) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Subsidiary Guarantor or any Additional Guarantor to make a general assignment for the benefit of any Secured Party or any other creditor of the Issuer, the Subsidiary Guarantor or the Additional Guarantor, and (ii) none of the Secured Parties shall commence or join with any other Person in commencing any proceeding against the Issuer, the Subsidiary Guarantor or any Additional Guarantor under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

                  Section 2.5 Resignation or Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon sixty (60) days' notice to the

Secured Parties and may be removed at any time with or without cause upon sixty
(60) days' written notice by the Required Secured Parties, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 2.5; provided, however, that if no successor Collateral Agent shall have been so appointed within sixty (60) days, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a new Collateral Agent; provided further, however, that if at any time prior to the occurrence of a Trigger Event, the Collateral Agent is the same Person as the Bond Trustee, the Issuer, at the reasonable request of Persons who become Secured Parties after the Closing Date, shall have the right to remove the Collateral Agent upon 60 days' notice to the Secured Parties with or without cause, effective upon the appointment of a successor Collateral Agent under this Section 2.5. If the Collateral Agent shall resign or be removed as Collateral Agent by the Required Secured Parties or the Issuer, as applicable, then the Required Secured Parties shall (and if no such successor shall have been appointed within sixty (60) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall be reasonably acceptable to the Issuer, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

                  Section 2.6 Documents. The Collateral Agent will forward promptly after the Collateral Agent's receipt thereof (and will use its best efforts to forward within five (5) Business Days of such receipt) to the Bond Trustee and the Working Capital Facility Agent (a) a copy of each document furnished to the Collateral Agent for such Secured Party under the Finance Documents and (b) any written notice delivered to the Collateral Agent pursuant to any Third Party Consent. The Collateral Agent will forward to each Secured Party, promptly upon such Secured Party's written request therefor, a copy of any other document furnished to the Collateral Agent under any Finance Document to which the Collateral Agent is a party.

                  Section 2.7 Authorization. (a) The Collateral Agent is hereby authorized by each Secured Party, for itself and as a Secured Party (i) to execute, deliver and perform each of the Finance Documents (other than the Working Capital Facility) to which the Collateral Agent or the Secured Parties are or are intended to be a party and (ii) subject to the terms of the Finance Documents, to draw on, or otherwise act under any letter of credit or guarantee delivered to the Collateral Agent for the benefit of the Secured Parties and each of the other Secured Parties agrees to be bound by all the agreements of the Collateral Agent contained in, and all of the terms and conditions of, the Finance Documents for which the Collateral Agent is acting as its agent hereunder.

                  (b) Without the prior written consent of, or direction from, each of the Secured Parties, the Collateral Agent shall not (i) consent to any modification, supplement or waiver (other than to cure any ambiguity, defect or inconsistency upon advice of counsel) under any of the Finance Documents to which the Collateral Agent is a party, (ii) except as permitted pursuant to
Section 2.1(b), release any Collateral or otherwise terminate any Lien under any Finance Document (except that the Collateral Agent may release funds from the Depositary Accounts in accordance with the terms and provisions of Article 6 of the Indenture), (iii) consent to any modification of this Section 2.7 or of the definition of Secured Obligation or Secured Party, (iv) release any letter of credit, guarantee or other instrument securing the obligations of any Person under any Transaction Document, (v) consent to any Lien under any Security Document securing obligations other than Secured Obligations or (iv) consent to any item requiring the consent of the One Hundred Percent Holders as set forth in Section 8.2 of the Indenture or all of the Working Capital Facility Banks, as set forth in Section 10.2(b) of the Working Capital Facility.

                  (c) For the avoidance of doubt, nothing in this Section 2.7 or elsewhere in this Agreement or in any other Finance Document or other Transaction Document shall limit the obligations of the Issuer, the Subsidiary Guarantor or any Additional Guarantor under any of the Transaction Documents, including, without limitation, any obligation of the Issuer, the Subsidiary Guarantor or the Additional Guarantor to obtain any consent or approval of any of the Secured Parties, obtained or required to be obtained by the Issuer, the Subsidiary Guarantor or the Additional Guarantor prior to any amendment of, modification or supplement to or waiver under any Finance Document or other Transaction Document, and the Collateral Agent shall not consent to any amendment of, modification of or supplement to or waiver under any Finance Document or other Transaction Document unless and until the Issuer, the Subsidiary Guarantor or the Additional Guarantor shall have first obtained all such required consents and approvals and provided the Collateral Agent with written certification of the same.

                  Section 2.8 Additional Collateral Agents. (a) Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral, or the Collateral Agent shall have been advised by counsel that it is so necessary or prudent in the interests of the Secured Parties, the Collateral Agent shall take such action (including, to the extent required, the execution and delivery of an agreement supplemental hereto and such other instruments and agreements) as may be necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and, unless an Event of Default has occurred and is continuing, reasonably acceptable to the Issuer, either to act as an additional collateral agent of all or any part of the Collateral, jointly with the Collateral Agent, or to act as a separate collateral agent or trustee of all or any part of the Collateral (any such additional or separate agent or trustee being herein called an "Additional Collateral Agent"), in any such case with such powers as may be granted pursuant to such action, and to vest in such bank, trust company or Person as an Additional Collateral Agent any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent, subject to the remaining provisions of this Section 2.8. The Collateral Agent may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by any Additional Collateral Agent for more fully and certainly vesting in and confirming to it, him or her any property, title, right or power which by the terms of such agreement supplemental hereto is expressed to be conveyed or conferred to or upon such Additional Collateral Agent.

                  (b) Each Additional Collateral Agent shall, to the extent permitted by law, be appointed and act, and the Collateral Agent shall act, subject to the following provisions and conditions:

                           (i) all powers, duties, obligations and rights conferred or imposed upon the Collateral Agent in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Collateral Agent;

                           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Collateral Agent may be conferred or imposed upon and exercised or performed by the Additional Collateral Agent jointly with the Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any part of the Collateral in any such jurisdiction) shall be exercised and performed by such Additional Collateral Agent;

                           (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such Additional Collateral Agent shall be exercised hereunder by such Additional Collateral Agent except jointly with, or with the consent of, the Collateral Agent;

                           (iv) such Additional Collateral Agent shall act only upon and to the extent of written instructions from the Collateral Agent and no other party, and the Additional Collateral Agent shall not be required to take and shall not be responsible for taking any action as Additional Collateral Agent under any Security Document or this Agreement unless it has received such written instructions from the Collateral Agent; and

                           (v) the Collateral Agent shall not be personally liable by reason of any act or omission of any Additional Collateral Agent hereunder, nor shall such Additional Collateral Agent be personally liable by reason of any act or omission of the Collateral Agent or any other Additional Collateral Agent hereunder.

If at any time the Collateral Agent shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by counsel that it is no longer so necessary or prudent in the interest of the Secured Parties to appoint an Additional Collateral Agent, the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any Additional Collateral Agent.

                  (c) Any Additional Collateral Agent may at any time by an instrument in writing constitute the Collateral Agent its agent or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such Additional Collateral Agent shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such Additional Collateral Agent, so far as permitted by law, shall vest in and be exercised by the Collateral Agent, without the appointment of a new successor to such Additional Collateral Agent unless and until a successor is appointed in the manner hereinbefore provided.

                  (d) Any request, approval or consent in writing by the Collateral Agent to any Additional Collateral Agent shall be sufficient to warrant such Additional Collateral Agent to take such action as may be so requested, approved or consented.

                  (e) Each Additional Collateral Agent appointed pursuant to this Section 2.8 shall be subject to, and shall have the benefits of, the provisions of this Agreement insofar as they apply to the Collateral Agent.

                  Section 2.9 Power of Attorney from Secured Parties. Each Secured Party hereby gives a power of attorney, coupled with an interest, to the Collateral Agent, and appoints, makes, constitutes and designates the Collateral Agent its true and lawful attorney-in-fact, subject to Section 2.7, to consent on its behalf (in its capacity as a Secured Party) under the Transaction Documents to the extent that the consent of the Collateral Agent or such Secured Party is required thereunder, and to take such actions on its behalf (in its capacity as a Secured Party) under the provisions of such Transaction Documents as are reasonably incidental thereto, to execute and deliver in the name of and on behalf of such Secured Party, or in its own name, as the case may be, all documents required to be executed by such Secured Party (in its capacity as such) in connection therewith and to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Secured Party (in its capacity as such) might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted; provided that the Collateral Agent shall not so consent or take such other actions other than in accordance with this Agreement and the Security Documents. This Section 2.9 is to be construed and interpreted as a general power of attorney coupled with an interest. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers herein granted to said attorney-in-fact. The rights, powers, and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of the Closing Date, and such rights, powers and authority shall remain in full force and effect thereafter until the Debt Termination Date.

                  Section 2.10 The Issuer as a Secured Party. The Issuer hereby collaterally assigns, transfers and conveys all of its rights hereunder, either now existing or hereafter arising, to the Bond Trustee for the benefit of the Holders, as security for its obligations under the Finance Documents. The Bond Trustee shall, subject to the terms of the Indenture, be entitled to vote on all matters under this Agreement in accordance with the direction of the Holders of the aggregate principal amount of the Outstanding Bonds required to take action under the Indenture.

                  Section 2.11 Additional Guarantors. If the Issuer acquires or creates an Additional Subsidiary that is an Additional Guarantor pursuant to the Finance Documents, the Issuer will cause such Subsidiary to execute the Designation Letter (Additional Guarantor) attached as Exhibit B hereto.

                  Section 2.12 Assignment of Rights, No Assumption of Duties. Anything herein contained to the contrary notwithstanding, (i) each of the Issuer, the Subsidiary Guarantor and any Additional Guarantor shall remain liable under each of the Transaction Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder shall neither release the Issuer, the Subsidiary Guarantor nor any Additional Guarantor from any of its duties or obligations under each of the Transaction Documents to which it is a party and (c) the Collateral Agent shall have no obligation or liability under any of the Transaction Documents to which each of the Issuer, the Subsidiary Guarantor and any Additional Guarantor is a party by reason of or arising out of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Issuer, the Subsidiary Guarantor or any Additional Guarantor thereunder, except as expressly provided herein.

                  Section 2.13 Miscellaneous. (a) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (b) Whenever in the administration of the provisions of this Agreement, the Collateral Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by any of the Secured Parties and delivered to the Collateral Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

                  (c) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                  (d) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any new agent, attorney, custodian or nominee so appointed.

                  (e) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.


                                    ARTICLE 3

                                 DEPOSITARY BANK

                  Section 3.1 Appointment of Depositary Bank, Powers and Immunities.

                  (a) The Depositary Bank may execute any of its duties under this Agreement and the Indenture by or through agents or attorneys-in-fact. The Depositary Bank may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

                  (b) The Collateral Agent on behalf of the Secured Parties under this Agreement hereby appoints the Depositary Bank to act as depositary bank and "securities intermediary" hereunder with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement and the Indenture. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Indenture. Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement and the Indenture or as the Collateral Agent may otherwise direct it to perform in accordance with the provisions of this Agreement and the Indenture. Notwithstanding anything to the contrary contained herein, the Depositary Bank shall not be required to take any action which is contrary to this Agreement, the Indenture or Applicable Law. Neither the Depositary Bank nor any of its Affiliates shall be responsible to any Secured Party for any recitals, statements, representations or warranties made by the Issuer, the Subsidiary Guarantor or any Additional Guarantor contained in this Agreement or any other Finance Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, the Indenture, this Agreement or any other Finance Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Indenture or any other document referred to or provided for herein or therein or for any failure by the Issuer, the Subsidiary Guarantor or any Additional Guarantor to perform their respective obligations hereunder or thereunder. The Depositary Bank shall not be required to ascertain or inquire as to the performance by the Issuer, the Subsidiary Guarantor or any Additional Guarantor of any of their respective obligations under the Indenture, this Agreement, any other Finance Document or any other document or agreement contemplated hereby or thereby. The Depositary Bank shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Agreement, the Working Capital Facility or the Indenture, the Depositary Bank shall take action under this Agreement and the

Indenture only as it shall be directed in writing by the Collateral Agent. Whenever in the administration of this Agreement or the Indenture, the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of any Authorized Officer of the Issuer or the Collateral Agent, if appropriate. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement and the Indenture from the Collateral Agent or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Indenture.

                  Section 3.2 Reliance by Depositary Bank. The Depositary Bank shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any Officer's Certificate of the Issuer, the Subsidiary Guarantor, any Additional Guarantor or the Collateral Agent or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank's willful misconduct or gross negligence. Without limiting the foregoing, the Depositary Bank shall be required to make payments to the Secured Parties only as set forth herein. The Depositary Bank shall be fully justified in failing or refusing to take any action under this Agreement or the Indenture (i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to Applicable Law or the terms of this Agreement or the Indenture, (ii) if such action is not specifically provided for in this Agreement or the Indenture, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or the Indenture (whether such action is or is intended to be an action of the Depositary Bank or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Bond Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Finance Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Indenture in accordance with a request of the Collateral Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

                  Section 3.3 Court Orders. The Depositary Bank is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any other Secured Party, their successors, heirs or personal representatives by reason of the Depositary Bank's compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

                  Section 3.4 Resignation or Removal.

                  (a) Except during the continuation of a Default or Event of Default (as such term is defined in such document) under any Finance Document, the Issuer shall have the right to remove the Depositary Bank upon thirty (30) days' prior written notice to the Secured Parties with or without cause, effective upon the appointment of a successor Depositary Bank under this Section 3.4, which is reasonably acceptable to the Bond Trustee, the Working Capital Facility Agent and the Collateral Agent.

                  (b) Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days' prior written notice thereof to the Collateral Agent and the Issuer, provided that in the event the Depositary Bank is also the Collateral Agent, it must also at the same time resign as Collateral Agent. The Depositary Bank may be removed at any time with cause by the Collateral Agent. In the event that the Depositary Bank shall decline to take any action without first receiving adequate indemnity from the Issuer, the Subsidiary Guarantor, an Additional Guarantor, the other Secured Parties or the Collateral Agent, as the case may be, and, having received an indemnity, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary Bank. In the event that the Depositary Bank is also the Bond Trustee, the Collateral Agent shall have the right to remove the Depositary Bank with or without cause. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Depositary Bank, which Depositary Bank (except during the continuation of a Default or Event of Default (as such term is defined in such document) under any Finance Document) shall be reasonably acceptable to the Issuer. If no successor

Depositary Bank shall have been appointed by the Collateral Agent and shall have accepted such appointment within thirty (30) days' after the retiring Depositary Bank's giving of notice of resignation or removal of the retiring Depositary Bank, then (i) the retiring Depositary Bank may petition a court of competent jurisdiction for the appointment of a successor Depositary Bank or (ii) the retiring Depositary Bank may appoint a successor Depositary Bank, which shall be a bank or trust company reasonably acceptable to the Collateral Agent and the Issuer. Upon the acceptance of any appointment as Depositary Bank hereunder by the successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank, and the retiring Depositary Bank shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary Bank shall promptly transfer all Depositary Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Depositary Accounts to the successor Depositary Bank. After the retiring Depositary Bank's resignation or removal hereunder as Depositary Bank, the provisions of this Article 3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary Bank.

                  Section 3.5 Expenses; Indemnification; Fees.

                  (a) The Issuer and the Subsidiary Guarantor jointly and severally agree to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or the Indenture or in connection with any amendment, waiver or consent relating to this Agreement, the Working Capital Facility or the Indenture. The obligations contained in this Section 3.5 shall survive the termination of this Agreement, the Working Capital Facility and the Indenture or the resignation or removal of the Depositary Bank.

                  (b) The Issuer and the Subsidiary Guarantor jointly and severally agree to indemnify the Depositary Bank in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Depositary Bank Party") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement, the Working

Capital Facility or the Indenture (including, without limitation, performance under or enforcement of this Agreement, the Working Capital Facility or the Indenture, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Bank Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Agreement, the Working Capital Facility and the Indenture and the resignation or removal of the Depositary Bank. This indemnity is extended in addition to, and not in derogation or limitation of, the provisions of Section 2.4.

                  (c) On the Closing Date, and on each anniversary of the Closing Date to and including the Debt Termination Date, the Issuer shall pay the Depositary Bank an annual fee in an amount mutually agreed on by the Issuer and the Depositary Bank.

                  Section 3.6 Direction to Depositary Bank. Unless otherwise provided herein, any instruction or direction given to the Depositary Bank with respect to the transfer, withdrawal, deposit or payment of any funds under this Agreement, the Working Capital Facility or the Indenture shall be in writing and shall state with specificity the dollar amount, source and disposition of any such funds.

                  Section 3.7 Action by Depositary Bank. Notwithstanding any provisions to the contrary in this Agreement, the Working Capital Facility or the Indenture, if any transfer, withdrawal, deposit or payment of any funds by the Depositary Bank, or any other action to be taken by the Depositary Bank, under this Agreement, the Working Capital Facility or the Indenture is to be made or taken on a day which is not a Business Day, such transfer, withdrawal, deposit, payment or other action shall be made or taken on the next succeeding Business Day.

                  Section 3.8 Merger of Depositary Bank. Any corporation into which the Depositary Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositary Bank shall be a party, or any corporation succeeding to the business of the Depositary Bank shall be the successor of the Depositary Bank hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                                    ARTICLE 4

                        ADMINISTRATION OF THE COLLATERAL

                  Section 4.1 Administration of the Collateral. (a) The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement, the Security Documents and any other Finance Document to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Finance Documents and shall apply the balances from time to time held in the Depositary Accounts in the manner provided in this Agreement, the Indenture, the Working Capital Facility and the other Finance Documents. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Finance Documents and Applicable Law. Except as otherwise expressly provided herein, no Secured Party and no class or classes thereof shall have any right to direct the Collateral Agent to take any action in respect of the Collateral and no Secured Party shall have any right to sell, exchange or otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Secured Obligations or take action with respect to the Collateral independently of the Collateral Agent.

                  (b) The Collateral Agent shall have no responsibility with respect to the recording, re-recording, filing, or refiling under the laws of any jurisdiction under this Agreement, the other Finance Documents, or any other document or statement that may be required or permitted to be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to the Security Documents, or the payment of any fees or taxes in connection therewith.

                  Section 4.2 Priority of Security Interests. (a) Each Secured Party agrees that the Security Interest of each Secured Party in any Collateral ranks and shall rank equally in priority with the Security Interest of the other Secured Parties in the same Collateral.

                  (b) Notwithstanding anything to the contrary in clause (a), the priorities specified in this Agreement and in the Indenture with respect to
(i) the Collateral, (ii) all proceeds of the Collateral (including without limitation all Loss Proceeds to the extent received by the Collateral Agent after giving effect to the limitations and deductions permitted under the Indenture with respect to such proceeds) and (iii) all amounts and funds retained in accordance with the Indenture, in each case are applicable irrespective of any statement to the contrary in any Finance Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and to the extent not provided for in this Agreement, the rights and priorities of the Secured Parties shall be determined in accordance with Applicable Law.

                  Section 4.3 Modification of Certain Documents. Neither the Issuer, the Subsidiary Guarantor nor the Bond Trustee shall agree or consent to any material termination, modification, supplement or waiver of any material provision of Sections 6.2, 6.3, 6.4, 6.5, 6.7 or 6.11 of the Indenture (or any material definition applicable thereto) without the prior written consent of the Working Capital Facility Agent.

                                    ARTICLE 5

                        EVENTS OF DEFAULT; TRIGGER EVENTS

                  Section 5.1 Exercise of Rights. So long as any Finance Liabilities remain outstanding, each of the Secured Parties hereby acknowledges and agrees as follows:

                  (a) The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and this Agreement and only upon the occurrence and continuance of a Trigger Event (subject to the requirement that the Collateral Agent shall have received written notice pursuant to Article 5.2(a)), the Collateral Agent shall exercise, upon the written instruction of, and on behalf of, the Required Secured Parties in accordance with the terms and provisions of this Article 5, such rights and remedies with respect to the Collateral as are granted to it under this Agreement, the Security Documents and Applicable Law.

                  (b) No Secured Party and no class or classes of Secured Parties shall have any right, other than in accordance with the terms and provisions of this Article 5, to (i) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Finance Liabilities, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral, or (iii) take any other action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with the terms and provisions of this Article 5. Subject to Section 2.7, any of the Secured Parties may, at any time and from time to time (i) amend in any manner any outstanding Finance Documents to which they are a party in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of such Secured Party's Finance Liabilities in accordance with the terms of the Finance Documents to which they are a party and (iii) apply any sums from time to time received for payment or satisfaction of such Secured Party's Finance Liabilities except as otherwise provided in Section 5.4.

                  (c) Each Secured Party hereby agrees that upon the request of the Collateral Agent it will give the Collateral Agent notice of the aggregate amount of outstanding Indebtedness owed by the Issuer, the Subsidiary Guarantor and any Additional Guarantor to such Secured Party under the applicable Finance Documents and any other information that the Collateral Agent may reasonably request.

                  Section 5.2 Actions Upon A Trigger Event. So long as any Finance Liability remains outstanding, the following provisions shall apply:

                  (a) Each Secured Party hereby agrees to give each other Secured Party and the Collateral Agent written notice of the occurrence of an Event of Default under such Secured Party's Finance Documents and of the occurrence of an acceleration under such Secured Party's Finance Documents wherein such Secured Party's Finance Liabilities have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof and such notice shall set forth the aggregate amount of Finance Liabilities that have been so accelerated under such Finance Documents, in each case as soon as practicable after the occurrence thereof; provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties hereunder or under any of the other Finance Documents.

                  (b) The Issuer and the Subsidiary Guarantor hereby agree that if a Trigger Event shall have occurred and is continuing, the Collateral Agent is hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Issuer, the Subsidiary Guarantor and the Additional Guarantor with respect to the giving of any instructions or notices under the Finance Documents; provided, however that if a bankruptcy event set forth in the Indenture, the Working Capital Facility or any other Finance Document in respect of the Issuer, the Subsidiary Guarantor, or any Addi-tional Guarantor has caused the Trigger Event, the Collateral Agent shall automatically and irrevocably be authorized and empowered to act as the attorney-in-fact for the Issuer, the Subsidiary Guarantor and the Additional Guarantor with respect to the giving of such instructions or notices. The Collateral Agent hereby agrees that, upon the written request of the Required Secured Parties, it shall give such notices and instructions under the Finance Documents to the Depositary Bank. The Depositary Bank hereby agrees that it shall accept such notices and instructions from the Collateral Agent.

                  Section 5.3 Exercise of Remedies and Application of Proceeds. Notwithstanding the provisions of Article 6 of the Indenture, so long as any Finance Liability remains outstanding to more than one Secured Party, the following provisions shall apply:

                  (a) If a Trigger Event shall have occurred and be continuing (subject to the requirement that the Collateral Agent shall have received written notice pursuant to Section 5.2(a)), upon the written request of the Required Secured Parties, the Collateral Agent, on behalf of the Secured Parties, shall give the Depositary Bank a written notice that a Trigger Event has occurred (the date of such notice, the "Trigger Event Date") and direct the Depositary Bank to render an accounting of the current balance of each Depositary Account and of any other Monies of the Issuer, the Subsidiary Guarantor and any Additional Guarantor administered by such Depositary Bank. No Secured Party shall be deemed to have knowledge or notice of the occurrence of any Event of Default until such Secured Party has received a written notice of such Event of Default from the Issuer, the Subsidiary Guarantor, an Additional Guarantor or any other Person for whom such Secured Party is acting as agent or trustee.

                  (b) If a Trigger Event shall have occurred and be continuing (subject to the requirement that the Collateral Agent shall have received written notice pursuant to Section 5.2(a)), and only in such event, upon the written request of the Required Secured Parties, the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents or which the Required Secured Parties direct it to take under this Agreement, including realization and foreclosure on the Collateral; provided, however, that if a bankruptcy event set forth in the Indenture, the Working Capital Facility or any other Finance Document in respect of the Issuer, the Subsidiary Guarantor or any Additional Guarantor has caused the Trigger Event, the

Collateral Agent shall automatically be authorized to take such action without the written request of the Required Secured Parties.

                  (c) The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the Security Documents shall be governed by this Section 5.3(c). Any non-cash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties until later sold or otherwise converted into cash, at which time the Collateral Agent shall apply such cash in accordance with the next sentence of this Section 5.3(c). The Collateral Agent shall transfer any cash proceeds net of expenses resulting from liquidation of the Collateral to the Revenue Account from which such proceeds shall be distributed by the Depositary Bank in accordance with the terms and provisions of the Indenture in the following order of priority:

                  first, to the payment of (a) all reasonable costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder, including reasonable attorneys' fees and disbursements and the just compensation of the Collateral Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, in each case whether arising hereunder or under the other Security Documents or other Finance Documents, (b) all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens of the Security Documents, the Security Interests in the Collateral or the security afforded thereby, and (c) all liabilities incurred by the Collateral Agent which are covered by the indemnity provisions of this Agreement or the other Security Documents or other Finance Documents together with interest at the rate per annum equal to the Post Default Rate;

                  second, to the payment to the Bond Trustee and the Working Capital Facility Agent for all fees and expenses due and owing under the applicable Finance Documents;

                  third, to the payment to the remaining Secured Parties not set forth in priority second, for all fees and expenses due and owing under the applicable Finance Documents;

                  fourth, to the payment to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applica-

     ble) of the sum of accrued and unpaid interest on the Bonds, the Working Capital Facility and any other Secured Obligations and on any commitment fees, pro rata in accordance with the respective amounts of unpaid interest and commitment fees owed to such Person to be applied by each such Person in accordance with the related Finance Documents pursuant to which such unpaid interest is payable;

             fifth, to the payment to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable) of principal owed to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable), respectively, hereunder or under any other Finance Document, pro rata, in accordance with the respective amounts of principal owed to such Person to be applied by each such Person in accordance with the related Finance Documents pursuant to which such principal is payable;

             sixth, to the payment to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable) of make-whole premiums, if any, and breakage costs, if any, owed to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable) respectively, hereunder or under any other Finance Document, pro rata, in accordance with the respective amounts of make-whole premiums and breakage costs owed to such Person to be applied by each such Person in accordance with the related Finance Documents pursuant to which such make-whole premiums and breakage costs are payable;

             seventh, to the payment to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable), of the other Secured Obligations owed to the Secured Parties (for the benefit of themselves and the lenders under the related Finance Documents, as applicable), respectively, hereunder or under any Finance Document, pro rata in accordance with the respective outstanding unpaid fees, charges and other unpaid Secured Obligations, owed to such Person to be applied by each such Person in accordance with the related Finance Document pursuant to which such Secured Obligations were incurred; and

             finally, to the payment to the Issuer, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  (d) The proceeds of any sale, disposition or other realization with respect to Collateral held for the benefit of some but not all of the Secured Parties, if applicable, shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held.

                  Section 5.4 Receipt of Money or Proceeds. The Secured Parties and the Depositary Bank hereby agree that if, at any time during the term of this Agreement, any Secured Party receives any payment or distribution of assets of the Issuer, the Subsidiary Guarantor or an Additional Guarantor of any kind or character, whether monies or cash proceeds, resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, the Working Capital Facility and the Indenture, the Secured Party shall hold such payment or distribution in trust for the benefit of the Secured Parties and shall immediately remit such payment or distribution to the Depositary Bank and the Depositary Bank shall deposit such monies or proceeds in the Revenue Fund for application or distribution, as the case may be, in accordance with the terms of the Indenture, the Working Capital Facility and this Agreement. If any Secured Party shall certify in writing to the Collateral Agent that any Permitted Indebtedness in respect of which such Secured Party is the trustee or agent has not been paid when due and after the giving of any applicable notice or the passage of any applicable grace period (such amount referred to herein as "Arrearages"), then in any such event, and upon the written request of such Secured Party, the Collateral Agent shall make demand for payment of such Arrearages where such demand may be made by the terms thereof.

                  Section 5.5 Additional Secured Parties. The Issuer and the Subsidiary Guarantor shall cause each Person replacing any of the Secured Parties and each Person (or trustee or agent thereof) providing Permitted Indebtedness to the Issuer, the Subsidiary Guarantor or any Additional Guarantor that is to be secured by all or any portion of the Collateral to execute a Designation Letter, and upon such execution, such Person shall become a party to this Agreement, and any Person which executes and delivers a counterpart to this Agreement or is designated as a Secured Party pursuant to the terms of a Designation Letter, shall become a party hereto and shall be bound by and subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

                  Section 5.6 Event of Loss; Title Event. (a) If an Event of Loss or Title Event shall occur with respect to the Project, the Issuer and/or the Subsidiary Guarantor, as the case may be, shall (i) diligently pursue all of its rights to compensation against the appropriate Person, as the case may be, in respect of such

Event of Loss or Title Event, (ii) compromise, settle or consent to the settlement of any claim against the appropriate Person, as the case may be, and
(iii) deposit any Loss Proceeds from such Event of Loss or proceeds from such Title Event, as the case may be, after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Person into the Revenue Account pursuant to Section 6.5 of the Indenture.

                  (b) If an Event of Loss shall occur, as soon as reasonably practicable, but no later than fifteen (15) days after the date of receipt by the Issuer and/or the Subsidiary Guarantor (or the Collateral Agent on their behalf) of Loss Proceeds, the Issuer and/or the Subsidiary Guarantor (or the Collateral Agent on their behalf), as the case may be, shall make a reasonable good faith determination as to whether the property affected by such Event of Loss can be rebuilt, repaired or restored.

                  (c) If (x) an Event of Loss occurs and the Issuer and/or the Subsidiary Guarantor has either (i) determined that the property affected by such Event of Loss cannot be repaired, rebuilt or replaced or (ii) decided not to repair, rebuild or replace the property affected by such Event of Loss and (y) Loss Proceeds exceed $10,000,000, all Loss Proceeds in excess of $10,000,000 shall be distributed pro rata among the Secured Parties; provided that the pro rata share of Loss Proceeds owing to holders of Outstanding Bonds will be applied to a pro rata redemption of the Bonds in accordance with Section 3.2 of the Indenture.

                  (d) In the event that the Issuer and/or the Subsidiary Guarantor has determined that the property affected by the Event of Loss be repaired, rebuilt or replaced and the amount of the Loss Proceeds remaining after the payment of the actual total cost of such repair, rebuilding or replacement exceeds $5,000,000, the amount by which all the Loss Proceeds exceeds the actual total cost of such repair, rebuilding or replacement of the property affected by the Event of Loss which is in excess of $5,000,000, shall be distributed pro rata among the Secured Parties; provided that the pro rata share of Loss Proceeds owing to holders of Outstanding Bonds will be applied to a pro rata redemption of the Bonds in accordance with Section 3.2 of the Indenture.

                                    ARTICLE 6

                                  MISCELLANEOUS

                  Section 6.1 Amendments. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the Secured Parties, the Issuer, the Subsidiary Guarantor and all other parties hereto, which consents from all such parties shall not be unreasonably withheld, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies granted to any party hereto and all other agreements, instruments and documents executed in connection with this Agreement shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law. The Collateral Agent may, but shall not be obligated to, execute and deliver any supplement, modification or amendment of this Agreement which modifies its rights, powers, duties, immunities or indemnities hereunder. In executing any supplement, modification or amendment to this Agreement, the Collateral Agent shall be entitled to receive and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplement, modification or amendment is authorized or permitted by this Agreement.

                  Section 6.2 Assignment. Any Secured Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Security Documents, subject, however, to the restrictions imposed on the assignment, transfer, grant or sale of participation in the Secured Obligations owing to such Secured Party pursuant to the agreement giving rise to such Secured Obligations or any other agreement relating thereto. In the event of any such assignment or transfer, the term "Secured Party" as used in this Agreement shall be deemed to mean any such assignee or transferee, as the case may be. Notwithstanding anything above to the contrary, no assignment nor transfer may be made by the Issuer, the Subsidiary Guarantor nor any Additional Guarantor without the prior written consent of the Collateral Agent, acting pursuant to the provisions of this Agreement.

                  Section 6.3 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

                  Section 6.4 Notices. Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Issuer, the Subsidiary Guarantor, any Additional Guarantor, the Secured Parties, the Depositary Bank and the Collateral Agent at their respective addresses specified on Schedule III to the Indenture or Section 10.01 of the Working Capital Facility or in any Designation Letter, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (b) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mail in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier (after confirmation of receipt).

                  Section 6.5 Successors and Assigns. All of the covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.

                  Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 6.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO

THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding against the Issuer, the Subsidiary Guarantor or an Additional Guarantor with respect to this Agreement or any other Finance Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Issuer and the Subsidiary Guarantor each hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Issuer and the Subsidiary Guarantor agree that a judgment in connection with this Agreement, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Issuer, the Subsidiary Guarantor and an Additional Guarantor, as the case may be. The Issuer and the Subsidiary Guarantor each hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notice and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such agent, the Issuer and the Subsidiary Guarantor each agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Issuer and the Subsidiary Guarantor each further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer, the Subsidiary Guarantor or any Additional Guarantor, as the case may be, at their respective address referred to in Section 6.4, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any Secured Party or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer, the Subsidiary Guarantor or an Additional Guarantor in any other jurisdiction.

                  (c) The Issuer and the Subsidiary Guarantor each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) WITH REGARD TO THIS AGREEMENT, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY.

                  Section 6.8 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Issuer, the Subsidiary Guarantor or any Additional Guarantor.

                  Section 6.9 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

                  Section 6.10 Termination. This Agreement shall remain in full force and effect until the Debt Termination Date. Following the Debt Termination Date or the resignation or removal of the Collateral Agent, Sections 2.4(a) and
(b) and Sections 3.5(a) and (b) shall remain in full force and effect.

                  Section 6.11 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

                  Section 6.12 Execution in Lieu of Agent. To the extent that any lenders under the Working Capital Facility or holders of Permitted Indebtedness incurred subsequent to the date hereof are not represented by an agent that is a party to this Agreement, such lender under the Working Capital Facility or holder of such Permitted Indebtedness shall be permitted to execute this Agreement and the Designation Letter on its own behalf in lieu of any agent on its behalf.

                  Section 6.13 Conflicts with Other Security Documents. Notwithstanding any provision hereof, in the event of any conflict between the terms of this Agreement and the other Security Documents (other than the Indenture), the provisions of this Agreement shall control.

                  Section 6.14 Scope of Duties; Limits on Liability. Without limiting any other provision hereof, the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement; the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth herein. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  Section 6.15 Notice of Adverse Claim. Except for the claims and interest of the Secured Parties in the Depositary Accounts, the Collateral Agent does not know of any claim to, or interest in, the Depositary Accounts or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Depositary Accounts or in any financial asset carried therein, the Collateral Agent will promptly notify the Secured Parties, the Issuer, the Subsidiary Guarantor and any Additional Guarantor thereof.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

                              NRG SOUTH CENTRAL GENERATING LLC




                              By: /s/ Craig A. Matczynski
                                 ---------------------------------
                              Name: Craig A. Matczynski
                              Title: President

                              LOUISIANA GENERATING LLC



                              By: /s/ Craig A. Matczynski
                                 ---------------------------------
                              Name: Craig A. Matczynski
                              Title: Vice President



                              THE CHASE MANHATTAN BANK, as Bond Trustee



                              By: /s/ Annette M. Marsula
                                 ---------------------------------
                              Name: Annette M. Marsula
                              Title: Vice President

                              THE CHASE MANHATTAN BANK, as Collateral Agent




                              By: /s/ Annette M. Marsula
                                 ---------------------------------
                              Name: Annette M. Marsula
                              Title: Vice President

                              THE CHASE MANHATTAN BANK,
                              as the Depositary Bank



                              By: /s/ Annette M. Marsula
                                 ---------------------------------
                              Name: Annette M. Marsula
                              Title: Vice President

                                                                Exhibit A to the
                                                         Intercreditor Agreement


                           [FORM OF DESIGNATION LETTER]

                                                                [Date]

[Collateral Agent]


                  Re: NRG South Central Generating LLC

Ladies and Gentlemen:

                  Reference is made to (i) the Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") dated as of March 30, 2000 among NRG South Central Generating LLC (the "Issuer"), Louisiana Generating LLC (the "Subsidiary Guarantor"), the Bond Trustee, the Depositary Bank, the Collateral Agent and any trustees or agents under any other Finance Documents and (ii) [Describe New Credit Documents]. Capitalized terms used herein and not defined herein shall have the meanings set forth in Appendix A to the Indenture (the "Indenture") dated as of March 30, 2000 between the Issuer, the Subsidiary Guarantor and the Bond Trustee.

                  The undersigned is the [Bank/Lender][agent for the [Banks] [Lenders]] under the [New Credit Document].

                  The undersigned is delivering this Designation Letter pursuant to Section 5.5 of the Intercreditor Agreement in order to permit the undersigned [and the [Banks][Lenders] under the New Credit Document] to become Secured Parties under the Intercreditor Agreement and the other Finance Documents and to benefit from the Collateral under the Finance Documents in accordance with the terms of the Intercreditor Agreement and the other Finance Documents.

                  The undersigned [on behalf of itself and the [Banks][Lenders]] accedes to and agrees to be bound by all of the terms and provisions of the

Intercreditor Agreement and the other Finance Documents. In furtherance thereof, the undersigned [on behalf of itself and the [Banks][Lenders] agrees to execute a counterpart of the Intercreditor Agreement.

                  Our address for notices is:

                              [Insert Information]

                  Our wire transfer instructions are:

                              [Insert Information]

                  We agree that any extensions of credit under the [New Credit Documents] shall be deposited with the Depositary Bank, to the extent required by Section 6.5 of the Indenture.

                  This Designation Letter may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

                  THIS DESIGNATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                   [CREDITOR]



                                   By:
                                      ---------------------------
                                   Name:
                                   Title:



Consented to by:

-------------------,
as Collateral Agent

                                   Exhibit A-2

By:
   ---------------------
   Name:
   Title:




































































                                 Exhibit A-3

                                                                Exhibit B to the
                                                         Intercreditor Agreement



               [FORM OF DESIGNATION LETTER (ADDITIONAL GUARANTOR)]




                                     [Date]


[Collateral Agent]

[Issuer]


               Re: NRG South Central Generating LLC

 Ladies and Gentlemen:

               Reference is made to (i) the Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") dated as of March 30, 2000 among NRG South Central Generating LLC (the "Issuer"), Louisiana Generating LLC (the "Subsidiary Guarantor"), the Bond Trustee, the Depositary Bank, the Collateral Agent and any trustees or agents under any other Finance Documents and (ii) [Describe New Credit Documents]. Capitalized terms used herein and not defined herein shall have the meanings set forth in Appendix A to the Indenture (the "Indenture") dated as of March 30, 2000 between the Issuer, the Subsidiary Guarantor and the Bond Trustee.

               The undersigned is an Additional Guarantor pursuant to the Indenture.

               The undersigned is delivering this Designation Letter pursuant to
Section 2.11 of the Intercreditor Agreement in order to permit the undersigned to become an Additional Guarantor under the Intercreditor Agreement.

                  By executing this letter, the undersigned shall be deemed to be an Additional Guarantor (as defined in the Indenture) and accedes to and agrees to be bound by all of the terms and provisions of the Intercreditor Agreement relating to the Subsidiary Guarantor. All obligations of the Subsidiary Guarantor under the Intercreditor Agreement shall be deemed to be the obligations of the undersigned. In furtherance thereof, the undersigned agrees to execute a counterpart of the Intercreditor Agreement.

                  Our address for notices is:

                              [Insert Information]


               This Designation Letter (Additional Guarantor) may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

               THIS DESIGNATION LETTER (ADDITIONAL GUARANTOR) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                            [ADDITIONAL GUARANTOR]



                                            By:
                                               --------------------------
                                            Name:
                                            Title:


Consented to by:


-----------------------------
as Collateral Agent

By:
   --------------------------
   Name:
   Title:

-----------------------------,
as Issuer


By:
   --------------------------
   Name:
   Title:


                                   Exhibit B-2